Exhibit 10.2

CONSULTING AGREEMENT
This Consulting Agreement (the “Agreement”), effective as of August 30, 2019 (the “Effective Date”), is made between Care.com, Inc. (“Care.com”) and the person/entity set forth on the signature page hereto (“Consultant”).
1.    SERVICES AND PAYMENT.
a.    Engagement.  Subject to the terms and conditions of this Agreement, Care.com retains Consultant, and Consultant hereby agrees to perform for Care.com, certain services as set forth on Exhibit A attached hereto (the “Services”). Consultant represents and warrants that she/he has the requisite skill, experience, and resources to perform the Services, and that the Services will be performed in a timely and professional manner consistent with industry standards and the terms set forth on Exhibit A, exercising due skill and care.
b.    Fees.  In exchange for the full, prompt and satisfactory performance of all Services to be rendered hereunder, Care.com shall provide Consultant, as full and complete compensation for the Services, upon receipt of timesheets or other appropriate documentation in accordance with Care.com’s normal business practices, compensation in the form and upon such terms as set forth on Exhibit A.

2.    TERM AND TERMINATION.  This Agreement commences on the Effective Date and will remain in effect until the earlier of the expiration date set forth on Exhibit A (the “Expiration Date”) and the date the Agreement is terminated pursuant to the terms hereof (the “Term”). Either party may terminate this Agreement in the event the other party materially breaches this Agreement, and fails to cure such breach within thirty (30) days after written notice of the breach by the non-breaching party. Such notice shall, in reasonable detail, specify the nature of the breach.  Upon any termination of this Agreement, Care.com shall only be obligated to pay the fees and expenses or other consideration incurred through the date of termination. Unless otherwise specified on Exhibit A, upon termination of a fixed fee project, the parties shall mutually agree on what portion of the Services were actually completed by Consultant through the date of termination, and the fees owed by Care.com shall be equal to that portion of the fixed fee.

3.    INDEPENDENT CONTRACTOR.  It is expressly understood and agreed that Consultant's relationship to Care.com will be that of an independent contractor. Neither this Agreement nor the Services to be rendered hereunder shall for any purpose whatsoever or in any way or manner create any employer-employee relationship between Care.com and Consultant. Accordingly, Consultant shall have sole and exclusive responsibility for the payment of all federal, state and local income taxes, for all employment and disability insurance and for Social Security and other similar taxes with respect to any compensation provided by Care.com hereunder. Consultant shall assume and accept all responsibilities which are imposed on independent contractors by any statute, regulation, and rule of law or otherwise. Consultant is not authorized to bind Care.com or to incur any obligation or liability on behalf of Care.com except as expressly authorized by Care.com in writing.

4.    OWNERSHIP.
a.    Proprietary Rights.  Consultant acknowledges and agrees that all output and work product resulting from the provision of Services, including, without limitation, any documentation and notes associated therewith (“Deliverables”) are and shall be deemed to be owned exclusively by Care.com. Accordingly, Consultant agrees to assign and hereby assigns to Care.com all right, title, and interest in and to such Deliverables, including without limitation, all rights therein under any applicable copyrights, trademarks, patents, trade secrets and other intellectual property rights without the necessity of further consideration. Consultant shall, at Care.com’s request, reasonably assist Care.com to establish its ownership of the Deliverables, and secure, maintain and defend for Care.com's benefit all copyrights, trademarks, patents, trade secrets and other intellectual property rights in and to the Deliverables. If Care.com is unable for any reason to secure Consultant’s action to do the foregoing, then Consultant irrevocably appoints Care.com and its agents as Consultant’s attorney in fact to do so.

5.    RESTRICTIONS ON THE DISCLOSURE OF PROPRIETARY INFORMATION.

Care.com, Inc. Proprietary and Confidential © 2019. All rights reserved.

a.    Proprietary Information.  For purposes of this Agreement, the term "Proprietary Information" shall mean all proprietary or confidential knowledge and information which Consultant has previously acquired or may acquire as a result of, or in connection with, his or her relationship with Care.com concerning Care.com's business, operations, strategic planning, research and development activities, current or proposed products or services, product designs, trade secrets, competitive business information, patents, patent rights, inventions, technology, copyrights, software (including, without limitation, source code, object code and firmware), improvements, applications, processes, services, cost and pricing policies, marketing plans, strategies, forecasts, non-public information about employees, such as contact information, job duties and descriptions, compensation and performance, contacts at or knowledge of customer or prospective customers of Care.com and client, customer and contact lists and including without limitation (i) information in the form of diagrams, schematics, notes, scientific data and memoranda and (ii) information relating to methods, know-how and techniques. Notwithstanding the foregoing sentence, such Proprietary Information does not include information (1) that is or becomes part of the public domain through no fault of Consultant, or (2) that was previously known by Consultant without knowledge or reason to know of any confidentiality obligation owed to Care.com with respect thereto, or (3) that was independently developed by Consultant without using Care.com’s Proprietary Information.
b.    Nondisclosure and Non-Use Obligation.  Consultant shall only use Care.com’s Proprietary Information in connection with the provision of Services hereunder. Accordingly, Consultant agrees that he or she will not at any time, either during or after any expiration or termination of this Agreement, divulge or disclose to anyone outside of Care.com, or use or permit any third party to use, any such Proprietary Information. In addition, Consultant will not, during his or her engagement by Care.com or at any time thereafter, disclose or use or attempt to use any such Proprietary Information for his or her own benefit, or the benefit of any third party; nor may Consultant use the Proprietary Information in any manner which may injure or cause loss to, or may be calculated to injure or cause loss to, Care.com. Upon expiration or termination of this Agreement or completion of the Services, whichever shall first occur, Consultant shall destroy or deliver to Care.com at its principal executive office all of Care.com’s Proprietary Information, and all copies thereof made during the term of this Agreement. The terms and provisions of this Section 5 shall apply with equal force and effect to the Deliverables resulting from the Services and to all other property of Care.com.

6.    RESTRICTIONS ON COMPETITION AND SOLICITATION.  As additional protection for the Proprietary Information, and in consideration for Care.com’s agreement to engage Consultant hereunder, Consultant agrees that (i) during the Term, (a) Consultant will not (in any capacity) engage in any activity that is directly competitive with the business or any demonstrably anticipated business of Care.com, and (b) Consultant will not (in any capacity) perform services, directly or indirectly, for any company that operates a service a primary purpose of which is to provide household payroll and tax services, or to connect individuals and families to care providers, including, without limitation, child care, special needs care, tutoring, senior care, pet care, housekeeping and personal care providers, including without limitation the companies listed on Exhibit B attached hereto, and (ii) during the Term and for one (1) year thereafter, Consultant will not encourage or solicit any employee, contractor or consultant of Care.com to leave Care.com for any reason, or divert, entice or otherwise take away from Care.com the business or patronage of any customer, supplier or prospect. Consultant understands that the restrictions set forth in this Section 6 are intended to protect Care.com's interest in its proprietary information and established relationships and goodwill with employees and business partners, and Care.com agrees that such restrictions are reasonable and appropriate for this purpose.

7.    DISCLOSURE, INDEMNIFICATION, AND LIMITATION OF LIABILITY.

a.    Right to Disclose. Care.com does not desire to acquire from Consultant any trade secrets or confidential information that Consultant may have acquired from others. Accordingly, Consultant represents and warrants that he or she is free to divulge to Care.com, without any obligation to, or violation of any right of, others any and all information, practices and techniques which Consultant describes, demonstrates, divulges or in any other manner makes known to Care.com under this Agreement.

b.    Indemnity. Each party (an “Indemnifying Party”) agrees to defend, at its expense, the other party (an “Indemnified Party”) from and against any third party claim arising from (i) any alleged breach by the Indemnifying Party of this Agreement, and (ii) with respect to Consultant as the Indemnifying Party, any claim that Care.com’s use of any Deliverable infringes or misappropriates any applicable copyright, patent, trademark, trade secret, or other intellectual property right. With respect to such third party claim, the Indemnifying Party shall indemnify and hold harmless the Indemnified Party against any damages, expenses, and costs awarded by a court of competent jurisdiction, or that are paid to settle the claim. The Indemnifying Party shall have the right to control the defense and settlement of the third party claim, provided, however, that the Indemnifying

Care.com, Inc. Proprietary and Confidential © 2019. All rights reserved.

Party shall not settle any claim without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld. The Indemnified Party shall give the Indemnifying Party prompt notice of any third party claim, but the failure to provide such notice shall not relieve the Indemnifying Party of its indemnification obligations hereunder, unless the Indemnifying Party has been materially and adversely prejudiced by such failure. For the avoidance of doubt, the Indemnified Party shall always have the right to consult with its own counsel at its own expense. Without limiting the foregoing, if Care.com’s continued use of any Deliverable becomes impeded due to an indemnifiable claim hereunder, then at Care.com’s request, Consultant shall, at its expense, either (i) obtain for Care.com the right to continue using the Deliverable, (ii) replace or modify the Deliverable with a functional equivalent so that it is no longer subject to the claim, or (iii) if neither of the foregoing is commercially practicable, refund to Care.com all amounts paid by Care.com for the

Deliverable.

c.     EXCLUSION OF DAMAGES. EXCEPT FOR BREACHES OF SECTION 5 ABOVE (“RESTRICTIONS ON THE DISCLOSURE OF PROPRIETARY INFORMATION”), IN NO EVENT SHALL EITHER PARTY HERETO HAVE ANY LIABILITY FOR ANY LOST PROFITS OR ANY SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE, OR COSEQUENTIAL DAMAGES, IRRESPECTIVE OF WHETHER ADVISED OF THE POSSIBILITY THEREOF. THE FOREGOING LIMITATION OF LIABILITY SHALL APPLY REGARDLESS OF THE CAUSE OF ACTION UNDER WHICH SUCH DAMAGES ARE SOUGHT. FOR THE AVOIDANCE OF DOUBT, EACH PARTY HERETO ACKNOWLEDGES THAT AMOUNTS PAYABLE BY IT PURSUANT TO ITS INDEMINIFICATION OBLIGATIONS UNDER SECTION 7b ABOVE (“INDEMNITY”) SHALL CONSTITUTE DIRECT DAMAGES HEREUNDER.

8.    GENERAL.  This Agreement constitutes the entire Agreement between the parties relative to the subject matter hereof, and supersedes all proposals or agreements, written or oral, and all other communications between the parties relating to the subject matter hereof.

Care.com, Inc. Proprietary and Confidential © 2019. All rights reserved.

a.    No provision of this Agreement shall be waived, amended, modified, superseded, canceled, terminated, renewed or extended except in a written instrument signed by the parties hereto. Any waiver shall be limited to the particular instance and for the particular purpose when and for which it is given.
b.    The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent. No principle of construction or rule of law that provides that an agreement be construed against the drafter of the agreement in the event of any inconsistency or ambiguity in such agreement shall apply to the terms and conditions of this Agreement.
c.     The invalidity, illegality or unenforceability of any term or provision of this Agreement shall in no way effect the validity, legality or enforceability of any other term or provision of this Agreement. In the event a term or provision is determined to be invalid or unenforceable, the parties agree to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.
d.     This Agreement, the Services to be performed and all rights hereunder are personal to Consultant and may not be transferred or assigned by Consultant at any time without Care.com’s prior written consent. This Agreement shall be binding upon and inure to the benefit of Care.com’s successors and assigns.
e.    This Agreement and all aspects of the relationship between the parties hereto shall be construed and enforced in accordance with and governed by the internal laws of the Commonwealth of Massachusetts, without regard to its conflicts of law principles. Any claims or legal actions by one party against the other shall be commenced and maintained exclusively in any state or federal court located in Boston, Massachusetts, and both parties hereby submit to the jurisdiction and venue of any such court and agree not to bring any claim or legal action in any other jurisdiction or venue.
f.    This Agreement may be executed in duplicate counterparts, which, when taken together, shall constitute one instrument and each of which shall be deemed to be an original instrument. For purposes hereof, an executed facsimile or PDF copy of this Agreement shall be deemed to be an original.
g.    Defined terms and Sections 4, 5, 6, 7 and 8 shall survive the termination or expiration of this Agreement for any reason in accordance with their respective terms. Consultant acknowledges that because of the nature of the business of Care.com and the subject matter of this Agreement, a breach of Sections 4, 5, 6, 7 or 8 of this Agreement will cause substantial injury to Care.com for which money damages may not provide an adequate remedy, and the Consultant agrees that Care.com shall have the right to obtain injunctive relief, including the right to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, in addition to, and not in limitation of, any other remedies available to Care.com under applicable law.

h.    Any notice required or permitted to be given hereunder will be effective upon receipt and shall be given in writing and delivered via nationally recognized overnight express courier, or registered or certified mail with postage prepaid and return receipt requested, to the parties at their respective addresses given herein or at such other address designated by written notice. Care.com’s General Counsel shall be copied on any legal notices sent to Care.com.

Care.com, Inc. Proprietary and Confidential © 2019. All rights reserved.

IN WITNESS WHEREOF, parties have executed this Agreement as of the last date set forth below.

	MICHAEL ECHENBERG	CARE.COM, INC.
Signature:	/s/ MICHAEL ECHENBERG	/s/ MELANIE GOINS
Name:	Michael Echenberg	Melanie Goins
Title:		General Counsel and Corporate Secretary

Date:	August 5, 2019	August 5, 2019

Care.com, Inc. Proprietary and Confidential © 2019. All rights reserved.

EXHIBIT A

1.    SERVICES.
Consultant agrees to perform the following services for Care.com:

•	Financial consulting and related services during non-business hours (i.e., in evenings and on weekends)
2.    FEES.
In consideration of the services to be provided by Consultant hereunder, Care.com hereby agrees that, during the term of this Agreement, all stock options and restricted stock units awarded to Consultant during his employment with Care.com (the “Consultant’s Awards”) will continue to vest in accordance with their terms, except for the awards set forth below, which shall be cancelled as of the Effective Date for no further consideration:

Agreement: Restricted Stock Unit Agreement
Award: 2018 Market-Based RSU
Grant Date: 3/9/18
Original Grant Amount: 76,662 shares

Agreement: Restricted Stock Unit Agreement
Award: 2019 Performance-Based RSU
Grant Date: 3/9/19
Original Grant Amount (assuming AOP achievement): 30,624
Upon the Effective Date, the unvested portion of each award set forth above will be forfeited and will not thereafter become vested or exercisable.
3.    EXPIRATION DATE.
Unless earlier terminated in accordance with Section 2 of this Agreement, this Agreement will remain in effect until the expiration date of:

•	April 30, 2020
4.    INVOICES
N/A

Care.com, Inc. Proprietary and Confidential © 2019. All rights reserved.